IDACORP, Inc.

                           Medium-Term Notes, Series A
                       Due From Nine Months to Forty Years
                               From Date of Issue

                            Selling Agency Agreement

                                               November 12, 2002

Wachovia Securities, Inc.
301 South College
Charlotte, NC  28288



Dear Sirs:

          IDACORP, Inc., an Idaho corporation (the "Company"), confirms its agreement with you with respect to the issue and sale by the Company of up to $300,000,000 aggregate principal amount of its Medium-Term Notes, Series A, Due from Nine Months to Forty Years from Date of Issue (the "Notes"). The Notes will be issued under the Indenture for Senior Debt Securities, dated as of February 1, 2001, between the Company and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, (the "Trustee"), as trustee, as supplemented and amended by the First Supplemental Indenture thereto (the "Supplemental Indenture"). The Indenture for Senior Debt Securities as it has been and may be supplemented as of any specified date is hereinafter referred to as the "Indenture." Unless otherwise specifically provided for and set forth in a Pricing Supplement (as defined below), the Notes will be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the interest rates, maturities and, if applicable, other terms set forth in such Pricing Supplement. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A, as they may be amended from time to time (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to Notes issued pursuant to such Terms Agreement). The Procedures may be amended only by written agreement of the Company and you after notice to the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal, the term "Purchaser" shall refer to you acting solely as principal pursuant to
Section 2(b) and not as agent, and the term "you" shall refer to you whether at any time you are acting in both such capacities or in either such capacity.

          The Company has previously entered into a Selling Agency Agreement dated February 28, 2001 with Goldman, Sachs & Co., as agent (the "February 28, 2001 Selling Agency Agreement"), with respect to the issue and sale by the Company of up to $300,000,000 aggregate principal amount of the Notes. This Agreement is being entered into pursuant to Section 2(a) of the February 28, 2001 Selling Agency Agreement.


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          1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (e) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form (File Number 333-64737), including a basic prospectus, which as amended by Amendment No. 1 thereto has become effective, for the registration under the Act of $300,000,000 aggregate amount of its common stock, without par value, preferred stock, without par value, which may be represented by depository shares, and unsecured debt securities (the "Securities"), including the Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. The Company has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement (each a "Pricing Supplement") specifying the interest rates, maturity dates and, if appropriate, other similar terms of the Notes sold pursuant hereto or the offering thereof.

          (b) (i) As of the Execution Time and on the Effective Date, the Registration Statement complied and (ii) on each date any supplement to the Prospectus (as defined herein) relating to the Notes is filed with the Commission, as of the date of a Terms Agreement and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules thereunder; (iii) as of the Execution Time and on the Effective Date, the Registration Statement, as amended as of either such time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iv) on each date any supplement to the Prospectus relating to the Notes is filed with the Commission, as of the date of a Terms Agreement and on any Closing Date, the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) on any Closing Date no stop order suspending the effectiveness of the Registration Statement shall be in effect nor shall there have been instituted or threatened any proceeding for such purpose; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee (Form T-1), or amendments thereto, under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with


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     information, if any, furnished in writing to the Company by you specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

          (d) As of the time any Notes are issued and sold, the issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such orders as have been, or will have been prior to any Closing Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and distribution of the Notes by the Agent.

          (e) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which the Company's most recent Annual Report on Form 10-K is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement and any applicable Pricing Supplement. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424", refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic


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     Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          2. Appointment of Agent; Solicitation by the Agent of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions set forth herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby authorizes the Agent to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

          On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, the Agent agrees, as agent of the Company, when requested by the Company to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agent and accepted by the Company, but the Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will the Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that if approved by the Company the Agent may purchase Notes as principal pursuant to Section 2(b).

          The Agent agrees that in carrying out the transactions contemplated by the Agreement, it will observe and comply with all securities or blue sky laws, regulations, rules and ordinances in any jurisdiction in which the Notes may be offered, sold or delivered applicable to it as Agent hereunder. The Agent agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to publicly issue any circular relating to the Notes other than the Prospectus, except in any case with the prior express consent of the Company.

          The Company reserves the right, in its sole discretion, to instruct the Agent to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Company, the Agent will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised it that such solicitation may be resumed.

          The Company agrees to pay the Agent a commission, for the Agent's services in acting as an agent and not for a purchase by the Agent as principal, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by the Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.


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          The Company may from time to time offer Securities or Notes for sale otherwise than through the Agent or the agent under the February 28, 2001 Selling Agency Agreement and from time to time may appoint additional agents to sell the Notes; provided, however, that so long as this Agreement shall be in effect, the Company shall not solicit or accept offers to purchase Notes through any agent other than the Agent or the agent under the February 28, 2001 Selling Agency Agreement, except that the Company may accept offers to purchase Notes through an agent other than the Agent or the agent under the February 28, 2001 Selling Agency Agreement if the Company gives the Agent and the agent under the February 28, 2001 Selling Agency Agreement reasonable prior notice of such acceptance and any such agent enters into an agreement with the Company on terms which are substantially similar to those contained in or incorporated in this Agreement.

          If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

          (b) Subject to the terms and conditions stated herein, whenever the Company and you determine that the Company shall sell Notes directly to you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(1) and certain terms of the reoffering of the Notes. Any Terms Agreement shall be substantially in the form attached hereto as Exhibit B and may take the form of an exchange of any standard form of written telecommunication between the Purchaser and the Company. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

          Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

          Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such


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Purchaser at varying prices related to prevailing market prices determined at the time of resale or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto. Any resale at a discount may not exceed the amount set forth in the Pricing Supplement relating to such Notes.

          3. Offering and Sale of Notes. The Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          4. Agreements. The Company agrees with you that:

          (a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment to the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) an amendment or a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished you through your counsel a copy for your review prior to filing and given you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise you
     (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of any offering of Notes, any amendment of the Registration Statement (except periodic or current reports filed under the Exchange Act) shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify you to suspend solicitation of offers to purchase Notes (and, if so notified by the


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     Company, you shall forthwith suspend such solicitation and cease using the
     Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request. If such amendment or supplement is satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

          (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to you copies of such documents.

          (d) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of
     Section 11(a) of the Act and Rule 158 under the Act.

          (e) The Company will furnish to you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

          (f) The Company will use its best efforts to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, except that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to execute a general consent to service of process in any jurisdiction.

          (g) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Supplemental Indenture, this Agreement, any Terms Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements of your counsel incurred in compliance with Section 4(f) (such fees not to exceed $10,000), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse you as requested for all out-of-pocket expenses (including pre-approved advertising expenses), if any, incurred by you in connection with the implementation of this program and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with the implementation of this program.


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          (h) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the Closing Date relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the Closing Date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such Closing Date and of any other Securities to be issued and sold by the Company on or prior to such Closing Date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform you promptly upon your request of the aggregate amount of Securities registered under the Registration Statement which remain unsold.

          (i) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or a change in the principal amount of Securities remaining to be sold or (iii) in the form of an 8-K filed with the Commission solely for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K), the Company will deliver or cause to be delivered promptly to you a certificate of the Company, signed by the Chairman of the Board or the President or the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

          (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or a change in the principal amount of Securities remaining to be sold or (iii) in the form of an 8-K filed with the Commission solely for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K or (iv) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iv) above, in your reasonable judgment, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to you a written opinion of counsel for the Company, dated the date of the effectiveness of such


                                      -8-

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     amendment or the date of the filing of such supplement, in form satisfactory to you, of the same tenor as the opinion referred to in
     Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (k) Each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish you a letter, dated five business days after the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in your reasonable judgment, such letter should cover other information or changes in specified financial statement line items.

          (l) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued by the Company (other than the Notes being sold pursuant to such Terms Agreement).

          (m) Notwithstanding the foregoing, it is agreed that if, at any time and from time to time during the term of this Agreement, the Company should deliver to the Agent notification of its decision to suspend any sale of Notes hereunder, then during the period of any such suspension or suspensions the Company shall be relieved of its obligation to provide to the Agent the certificate, opinions and letter required pursuant to Sections 4(i), 4(j) and 4(k) hereof. However, whenever such a suspension is lifted, the Company shall be required to deliver to the Agent, prior to the resumption of any sale of Notes hereunder, the most recent certificate, opinions and letter which would have been required except for the suspension.

          (n) During the term of this Agreement, the Company shall furnish to the Agent (i) copies of all annual, quarterly and other reports furnished to shareholders of the


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     Company, (ii) copies of all annual, quarterly and current reports (without exhibits but including documents incorporated therein by reference) of the Company filed with the Commission under the Exchange Act, (iii) copies of all announcements made to the general financial community and (iv) notice of (x) any decrease in the rating or (y) credit watch with negative implications, in either case of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act).

          (o) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by the Agent shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 8(b)(iii), (iv) or (v) shall have occurred (with the judgment of the Agent which presented the offer to purchase such Note being substituted for any judgment of a Purchaser required therein) the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall the Agent have any duty or obligation to the Company or to any such person to exercise the judgment permitted to be exercised under this Section 4(o)).

          5. Conditions to the Obligations of the Agent. The obligations of the Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus relating to the Notes is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Agent the opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company and Robert
     W. Stahman, Esq., General Counsel for the Company, dated the Execution Time substantially in the forms of Exhibits D and E hereto.

          (c) The Agent shall have received from Sullivan & Cromwell, its counsel, such opinion or opinions, dated the Execution Time, with respect to the incorporation of the Company, the validity of the Indenture and the Notes, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering their opinions, Sullivan & Cromwell may rely upon the opinion described above of Robert W. Stahman, Esq., General Counsel for the Company, as to all matters of Idaho law.

          (d) The Company shall have furnished to the Agent a certificate of the Company, signed by the Chairman of the Board or the President or the principal financial or accounting officer of the Company, dated the Execution Time, to the effect that:

                (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agent to solicit offers to purchase the Notes;

                (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                (iii) since the date of the most recent audited financial statements included in or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.

          (e) At the Execution Time, Deloitte & Touche shall have furnished to the Agent a letter or letters (which may refer to letters previously delivered to the Agent), dated as of the Execution Time to the effect set forth in Exhibit C hereto.

          (f) Prior to the Execution Time, the Company shall have furnished to the Agent such further information, documents and certificates as the Agent may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agent and its counsel, this Agreement and all obligations of the Agent hereunder may be cancelled at any time by the Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          The documents required to be delivered by this Section 5 shall be delivered at the office of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, on the date hereof.

          6. Conditions to the Obligations of a Purchaser. The obligations of a Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated,
     (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., and Robert W. Stahman, Esq., counsel for the Company, dated as of the Closing Date, to the effect referred to in Section 5(b), (iii) the opinion(s) of Sullivan & Cromwell, counsel for the Purchaser, dated as of the Closing Date, to the effect referred to in Section 5(c), and (iv) the letter of Deloitte & Touche, independent accountants for the Company, dated as of the Closing Date, to the effect referred to in Section 5(e).

          (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and the applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be cancelled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7. Indemnification. (a) The Company will indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, or any amendment or supplement thereto, and any other prospectus relating to the Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, or such amendment or supplement and any other prospectus relating to the Notes, in reliance upon and in conformity with information furnished in writing to the Company by you or on your behalf for inclusion therein or arising out of, or based upon, statements in or omissions from Exhibit 25.1 to the Registration Statement which shall constitute the Statement of Eligibility of the Trustee on Form T-1, or amendments thereto, under the Indenture and provided further that the Company shall not be liable to you under the indemnity agreement in this subsection on account of any such loss, claim, damage or liability of yours arising from the sale of the Notes to any person, if at or prior to the written confirmation of such sale a copy of the Prospectus (exclusive of the documents incorporated by reference therein), or of the Prospectus as then amended or supplemented (exclusive of the documents incorporated by reference therein) shall not have been given or sent to such person by you or on your behalf. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          The foregoing indemnity agreement shall, upon the same terms and conditions, extend to and inure to the benefit of each person, if any, who controls you within the meaning of the Act.

          (b) You will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, or any amendment or supplement thereto, and any other prospectus relating to the Notes, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in a preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, or such amendment or supplement, and any other Prospectus relating to the Notes, in reliance upon and in conformity with information furnished in writing to the Company by you or on your behalf for inclusion therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement shall be in addition to any liability which you may otherwise have.

          The foregoing indemnity agreement shall, upon the same terms and conditions, extend to and inure to the benefit of each director of the Company, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act.

          (c) Promptly after receipt by an indemnified party under subsection
     (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Notes to which such loss, claim, damage or liability (or actions in respect thereof) relates and also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by you. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by or through you to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Your obligations in this subsection (d) to contribute are several in proportion to the respective purchases made by or through you to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

          8. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 8. This Agreement may be terminated either by the Company as to the Agent or by you insofar as this Agreement relates to the Agent, by giving written notice of such termination to the Agent or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 4(g), Section 7 and Section 9.

          (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by written notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if subsequent to the agreement to purchase such Note and prior to such payment time (i) there shall have occurred any change in or affecting the business or properties of the Company and its subsidiaries taken as a whole the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impracticable or inadvisable to enforce contracts for the sale of such Note, (ii) there shall have been any decrease in the rating of any of the Company's debt securities by Moody's Investors Service Inc., Standard & Poor's Corporation or Fitch IBCA the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impracticable or inadvisable to enforce contracts for the sale of such Notes, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared by either Federal or New York State authorities or
     (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets of the United States is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to enforce contracts for the sale of such Notes as contemplated by the Prospectus.

          9. Survival of Certain Provisions. The respective representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(g) and 7 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Purchaser shall own any Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are sold by the Purchaser.

          10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telegraphed and confirmed to you, at the address specified in
Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1221 W. Idaho Street, Boise, Idaho 83702-5627, attention of the Secretary.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the controlling persons referred to in Section 7 hereof and no other person will have any right or obligation hereunder.

          12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          13. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.


                                         Very truly yours,

                                         IDACORP, Inc.


                                         By:  /s/ Darrel T. Anderson
                                             -----------------------------------
                                               Darrel T. Anderson
                                               Vice President, Chief
                                               Financial Officer and Treasurer

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.







WACHOVIA SECURITIES, INC.

/s/ Keith Mauney
-------------------------
Keith Mauney

                                   SCHEDULE I

Commissions:
-----------

          The Company agrees to pay the Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by the Agent:

                              Term                              Commission Rate
       9      months to less than 12 months                          0.125%
      12      months to less than 18 months                          0.150
      18      months to less than 2 years                            0.200
       2      years to less than 3 years                             0.250
       3      years to less than 4 years                             0.350
       4      years to less than 5 years                             0.450
       5      years to less than 6 years                             0.500
       6      years to less than 7 years                             0.550
       7      years to less than 10 years                            0.600
      10      years to less than 15 years                            0.625
      15      years to less than 20 years                            0.700
      20      years to less than 30 years                            0.750
      30      years to less than 40 years                            0.825
      40      years or more                                          0.900

          Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.

Address for Notice to Agent:
---------------------------

          Notices to Wachovia Securities, Inc. shall be directed to it at 301 South College, Charlotte, NC 28288

          Attention of   Jim Williams
                            Tel:  (704) 383-8766
                            Fax:  (704) 383-9519

                                                                      EXHIBIT A
                                  IDACORP, Inc.

             Medium-Term Notes, Series A, Administrative Procedures

                                 Book-Entry Form

          The Medium-Term Notes, Series A, Due from Nine Months to Forty Years from Date of Issue (the "Notes") of IDACORP, Inc. (the "Company") are to be offered on a continuing basis. Wachovia Securities, Inc., as agent (the "Agent"), has agreed to use its reasonable best efforts to solicit purchases of Notes issued in fully registered form. The Agent will not be obligated to purchase Notes for its own account. The Notes are being sold pursuant to a Selling Agency Agreement between the Company and the agent named therein dated the date hereof (the "Agency Agreement"). The Notes have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued under the Company's Indenture for Senior Debt Securities, dated as of February 1, 2001 between the Company and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company (the "Trustee"), as trustee, as supplemented, pursuant to the First Supplemental Indenture dated as of February 1, 2001 (the "Indenture").

          The Agency Agreement provides that Notes may also be purchased by the Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by the Agent acting solely as principal, unless otherwise agreed to between the Company and the Agent acting as principal.

          Each Note will be represented by a Global Security (as defined hereinafter) delivered to Deutsche Bank Trust Company Americas ("Deutsche Bank") as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agent and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Finance Department. The Company will advise the Agent and the Trustee in writing of those persons handling administrative responsibilities with whom the Agent and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

          Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth below, as adjusted in accordance with changes in DTC's operating requirements. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Only fixed rate Notes may be issued. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.

                          Administrative Procedures for
                                Book-Entry Notes

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Deutsche Bank will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and Deutsche Bank to DTC dated as of February 1, 2001 and a Medium-Term Note Certificate Agreement between Deutsche Bank and DTC, dated as of October 21, 1988, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:                             On any date of settlement (as defined
                                      under "Settlement" below) for one or more
                                      Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $300,000,000 principal amount of all such Book-Entry Notes that have the same Issue Date, original issue discount provisions, if any, Interest
                                      Payment Dates, Regular Record Dates,
                                      redemption, repayment and extension
                                      provisions, if any, Maturity Date, and
                                      interest rate (collectively, the "Terms").
                                      Each Global Security will be dated and
                                      issued as of the date of its
                                      authentication by the Trustee.  Each
                                      Global Security will bear an original
                                      issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global
                                      Securities, with respect to the Global
                                      Security resulting from such
                                      consolidation, the most recent Interest
                                      Payment Date to which interest has been
                                      paid or duly provided for on the
                                      predecessor Global Securities, regardless of the date of authentication of such resulting Global Security. No Global
                                      Security will represent any securities in certificated form.

Identification                        The Company has arranged with the CUSIP
Numbers:                              Service Bureau of Standard & Poor's
                                      Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSPIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing
                                      Book-Entry Notes and book-entry
                                      medium-term notes issued by the Company
                                      with other series designations. Deutsche
                                      Bank, the Company and DTC have obtained
                                      from the CUSIP Service Bureau a written
                                      list of such reserved CUSIP numbers.
                                      Deutsche Bank will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that Deutsche Bank has assigned to Global Securities. Deutsche
                                      Bank will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
                                      Securities, and, if it deems necessary,
                                      the Company will reserve additional CUSIP numbers for assignment to

                                      Global Securities. Upon obtaining such
                                      additional CUSIP numbers, Deutsche Bank or the Company shall deliver a list of such additional CUSIP numbers to DTC.

Registration:                         Global Securities will be issued only in
                                      fully registered form without coupons.
                                      Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, or such other name as may be requested by DTC, on the bond register for the Notes maintained under the Indenture.
                                      The beneficial owner of a Book-Entry Note
                                      (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                                      (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers                             Transfers of a Book-Entry Note will be
                                      accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges                             After the first Interest Payment Date on
                                      individual issues of the Notes, Deutsche
                                      Bank may deliver to DTC's Reorganization
                                      Department, Interactive Data Control and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting
                                      Global Security described below)
                                      specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent Book-Entry Notes having the same
                                      Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and
                                      (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including Deutsche Bank) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Deutsche Bank will deliver to the CUSIP Service Bureau a written reorganization notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the

                                      CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, Deutsche Bank will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Maturities:                           Each Book-Entry Note will mature on a date
                                      not less than nine months nor more than
                                      forty years after the Issue Date for such Note.

Denominations:                        Book-Entry Notes will be issued in
                                      principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

Interest:                             General.  Interest, if any, on each
                                      Book-Entry Note will accrue from the
                                      Original Interest Accrual Date for the
                                      first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such
                                      Book-Entry Note, and will be calculated
                                      and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency Agreement), as supplemented by the applicable Pricing
                                      Supplement.  Unless otherwise specified
                                      therein, each payment of interest on a
                                      Book-Entry Note will include interest
                                      accrued to but excluding the Interest
                                      Payment Date or to but excluding Maturity
                                      (other than a Maturity of a Book-Entry
                                      Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).
                                      Interest payable at the Maturity of a
                                      Book-Entry Note will be payable to the
                                      Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under
                                      Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's
                                      Corporation.

                                      Regular Record Dates.  Unless otherwise
                                      specified pursuant to Settlement Procedure
                                      "A" below, the Regular Record Dates with respect to the Interest Payment Dates set forth below shall be March 15 and September 15.

                                      Interest Payment Dates. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on
                                      Book-Entry Notes will be made semiannually on April 1 and October 1 of each year and at Maturity; provided, however, that if an Interest Payment Date for a Book-Entry
                                      Note is not a Business Day, the payment
                                      due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date; provided further, that in the case of a Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Calculation of Interest:              Interest on Book-Entry Notes (including
                                      interest for partial periods) will be
                                      calculated on the basis of a 360-day year of twelve 30-day months.

Payment of Principal                  Payment of Interest Only.  Promptly after
and Interest:                         each Regular Record Date, Deutsche Bank
                                      will deliver to the Company and DTC's
                                      Dividend Department a written notice
                                      setting forth, by CUSIP number, the amount of interest to be paid on each Global
                                      Security on the following Interest Payment
                                      Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's
                                      Corporation. The Company will pay to
                                      Deutsche Bank, as paying agent, the total amount of interest due on such Interest
                                      Payment Date (other than at Maturity), and
                                      Deutsche Bank will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment".

                                      Payments at Maturity. On or about the
                                      first Business Day of each month, Deutsche
                                      Bank will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing in the following month. Deutsche Bank, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to Deutsche Bank, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity. Deutsche Bank will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company. On the first Business Day of each month, Deutsche Bank will deliver to the Company a written statement indicating the total principal amount of Outstanding Global Securities as of the immediately preceding Business Day. If the Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

                                      Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to Deutsche Bank in immediately available funds on such date. The Company will make such payment on such Global Securities by instructing Deutsche Bank to withdraw funds from an account (Account # 381544) maintained by the Company at Deutsche Bank or by wire transfer to Deutsche Bank. The Company will confirm any such instructions in writing to Deutsche Bank. Prior to 10 A.M. (New York City time) on the date of Maturity or as soon as possible thereafter, Deutsche Bank will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between Deutsche Bank and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor Deutsche Bank shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                                      Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon                       Company Notice to Trustee Regarding
Company's Exercise of                 Exercise of Optional Redemption.  At least
Optional Redemption:                  35 days prior to the date on which it
                                      intends to redeem a Book-Entry Note, the Company will notify the Trustee that it is exercising such option with respect to such Book-Entry Note on such date.

                                      Trustee Notice to DTC Regarding Company's
                                      Exercise of Optional Redemption.  After
                                      receipt of notice that the Company is
                                      exercising its option to redeem a
                                      Book-Entry Note, the Trustee will, at
                                      least 30 days before the redemption date for such Book-Entry Note, deliver to DTC a notice identifying such Book-Entry
                                      Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book-Entry Note.

                                      Deposit of Redemption Price. On or before any redemption date, the Company shall deposit with such Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof which are to be repaid on such redemption date. Such Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate Setting            The Company and the Agent will discuss
and Posting:                          from time to time the aggregate principal
                                      amount of, the issuance price of, and the interest rates to be borne by, Book-Entry
                                      Notes that may be sold as a result of the solicitation of orders by the Agent. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agent is to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agent of the prices and rates to be posted.

Acceptance and Rejection              Unless otherwise instructed by the
of Orders:                            Company, the Agent will advise the Company
                                      promptly by telephone of all orders to
                                      purchase Book-Entry Notes received by the Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agent, the Company has the sole right to accept orders to purchase Book-Entry
                                      Notes and may reject any such orders in
                                      whole or in part.

Preparations of                       If any order to purchase a Book-Entry Note
Pricing Supplement:                   is accepted by or on behalf of the
                                      Company, the Company will prepare a
                                      pricing supplement (a "Pricing
                                      Supplement") reflecting the applicable
                                      interest rates and other terms of such
                                      Book-Entry Note and will arrange to have such Pricing Supplement filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to you in your capacity as the Agent having presented the order (the "Presenting Agent"). The
                                      Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Book-Entry Note.

                                      In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of                         The Company reserves the right, in its
Solicitation;                         sole discretion, to instruct the Agent to
Amendment or                          suspend at any time, for any period of
Supplement:                           time or permanently, the solicitation of
                                      orders to purchase Book-Entry Notes.
                                      Upon receipt of such instructions, the
                                      Agent will forthwith suspend solicitation until such time as the Company has advised it that such solicitation may be resumed.

                                      In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agent and Deutsche Bank whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                                      If the Company decides to amend or
                                      supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agent and furnish the Agent with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The Company will provide the Agent and Deutsche Bank with copies of any such supplement, and confirm to the Agent that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedures For Rate                   When the Company has determined to change
Changes:                              the interest rates of Book-Entry Notes
                                      being offered, it will promptly advise the Agent and the Agent will forthwith suspend solicitation of orders. The Agent will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agent of the new interest rates, the Agent may resume solicitation of orders.
                                      Until such time only "indications of
                                      interest" may be recorded.

Delivery of                           A copy of the Prospectus (including the
Prospectus:                           Prospectus Supplement) and a Pricing
                                      Supplement relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agent between the time an order for a Book-Entry
                                      Note is placed and the time written
                                      confirmation thereof is sent by the
                                      Presenting Agent to a customer or his
                                      agent, such confirmation shall be
                                      accompanied by a Prospectus and Pricing
                                      Supplement setting forth the terms in
                                      effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing
                                      Supplement as herein described with
                                      respect to each Book-Entry Note sold by
                                      it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than the Agent).

Confirmation:                         For each order to purchase a Book-Entry
                                      Note solicited by the Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:                           The receipt by the Company of immediately
                                      available funds in payment for a
                                      Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business
                                      Day following the date of sale.

Settlement Procedures:                Settlement Procedures with regard to each
                                      Book-Entry Note sold by the Company
                                      through the Agent, as agent, shall be as follows:

                                      A.    The Presenting Agent will advise the
                                            Company by telephone (confirmed in
                                            writing) of the following settlement
                                            information:

                                      1.    Exact name of the purchaser.

                                      2.    Principal amount.

                                      3.    Issue Date.

                                      4.    Original Interest Accrual Date.

                                      5.    Settlement date.

                                      6.    Interest rate.

                                      7.    Interest Payment Dates, if other
                                            than April 1 and October 1.

                                      8.    Regular Record Dates, if other than
                                            March 15 and September 15.

                                      9.    Redemption provisions, if any.

                                      10.   Maturity date.

                                      11.   Purchase Price.

                                      12.   Presenting Agent's commission,
                                            determined as provided in Section
                                            2 of the Agency Agreement and
                                            certification that the purchasers
                                            were solicited solely by the
                                            Agent.

                                      13.   Net proceeds to the Company.

                                      B.    Deutsche Bank will assign a CUSIP
                                            number to the Global Security
                                            representing such Book-Entry Note
                                            and the Company will advise Deutsche
                                            Bank by telephone (confirmed in
                                            writing at any time on the same
                                            date) or electronic transmission of
                                            the information set forth in
                                            Settlement Procedure "A" above, such
                                            CUSIP number and the name of the
                                            Presenting Agent.  Deutsche Bank
                                            will also notify the Presenting
                                            Agent by telephone of such CUSIP
                                            number as soon as practicable.  Each
                                            such communication by the Company
                                            shall constitute a representation
                                            and warranty by the Company to
                                            Deutsche Bank and the Presenting
                                            Agent that (i) such Note is then,
                                            and at the time of issuance and sale
                                            thereof will be, duly authorized for
                                            issuance and sale by the Company,
                                            (ii) such Note, and the Global
                                            Security representing such Note,
                                            will conform with the terms of the
                                            Indenture for such Note, and (iii)
                                            upon authentication and delivery of
                                            such Global Security, the aggregate
                                            initial offering price of all Notes
                                            issued under the Indenture will
                                            not exceed $300,000,000 (except for
                                            Book-Entry Notes represented by
                                            Global Securities authenticated and
                                            delivered in exchange for or in
                                            lieu of Global Securities pursuant
                                            to the Indenture).

                                      C.    Deutsche Bank will enter a
                                            pending deposit message through
                                            DTC's Participant Terminal System
                                            providing the following settlement
                                            information to DTC (which shall
                                            route
                                            such information to Standard &
                                            Poor's Corporation) and the
                                            Presenting Agent:

                                      1.    The information set forth in
                                            Settlement Procedure "A".

                                      2.    Initial Interest Payment Date for
                                            such Book-Entry Note, number of days
                                            by which such date succeeds the
                                            related Regular Record Date and
                                            amount of interest payable on such
                                            Interest Payment Date.

                                      3.    CUSIP number of the Global Security
                                            representing such Book-Entry Note.

                                      4.    Whether such Global Security will
                                            represent any other Book-Entry Note
                                            (to the extent known at such time).

                                      D.    To the extent the Company has not
                                            already done so, the Company will
                                            deliver to the Trustee a Global
                                            Security in a form that has been
                                            approved by the Company, the Agent
                                            and the Trustee.

                                      E.    The Trustee will complete such
                                            Book-Entry Note, stamp the
                                            appropriate legend, as instructed
                                            by DTC, if not already set forth
                                            thereon, and authenticate the
                                            Global Security representing such
                                            Book-Entry Note.

                                      F.    DTC will credit such Book-Entry Note
                                            to Deutsche Bank's participant
                                            account at DTC.

                                      G.    Deutsche Bank will enter an SDFS
                                            deliver order through DTC's
                                            Participant Terminal System
                                            instructing DTC to (i) debit such
                                            Book-Entry Note to Deutsche Bank's
                                            participant account and credit such
                                            Book-Entry Note to the Presenting
                                            Agent's participant account and
                                            (ii) debit the Presenting Agent's
                                            settlement account and credit
                                            Deutsche Bank's settlement account
                                            for an amount equal to the price of
                                            such Book-Entry Note less the
                                            Presenting Agent's commission.  The
                                            entry of such a deliver order shall
                                            constitute a representation and
                                            warranty by Deutsche Bank to DTC
                                            that (i) the Global Security
                                            representing such Book-Entry Note
                                            has been issued and authenticated
                                            and (ii) Deutsche Bank is holding
                                            such Global Security pursuant to the
                                            Medium-Term Note Certificate
                                            Agreement between Deutsche Bank and
                                            DTC.

                                      H.    The Presenting Agent will enter an
                                            SDFS deliver order through DTC's
                                            Participant Terminal System
                                            instructing DTC (i) to debit such
                                            Book-Entry Note to the Presenting
                                            Agent's participant account and
                                            credit such Book-Entry

                                            Note to the participant accounts of
                                            the Participants with respect to
                                            such Book-Entry Note and (ii) to
                                            debit the settlement accounts of
                                            such Participants and credit the
                                            settlement account of the Presenting
                                            Agent for an amount equal to the
                                            price of such Book-Entry Note.

                                      I.    Transfers of funds in accordance
                                            with SDFS deliver orders described
                                            in Settlement Procedures "G" and "H"
                                            will be settled in accordance with
                                            SDFS operating procedures in effect
                                            on the settlement date.

                                      J.    Deutsche Bank will, upon receipt
                                            of funds from the Presenting Agent
                                            in accordance with Settlement
                                            Procedure "G", credit to an account
                                            of the Company (Account # 381544)
                                            maintained at Deutsche Bank funds
                                            available for immediate use in the
                                            amount transferred to Deutsche Bank
                                            in accordance with Settlement
                                            Procedure "G".

                                      K.    The Presenting Agent will confirm
                                            the purchase of such Book-Entry
                                            Note to the purchaser either by
                                            transmitting to the Participants
                                            with respect to such Book-Entry
                                            Note a confirmation order or
                                            orders through DTC's institutional
                                            delivery system or by mailing a
                                            written confirmation to such
                                            purchaser.

Settlement Procedures                 For orders of Book-Entry Notes solicited
Timetable:                            by the Agent and accepted by the Company
                                      for settlement on the first Business Day after the sale date, Settlement Procedures
                                      "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York
                                      City time) set forth below:

Settlement
Procedure

A                                     11:00   A.M. on the sale date

B                                     12:00   Noon on the sale date

C                                      2:00   P.M. on the sale date

D                                      3:00   P.M. on the day before settlement

E                                      9:00   A.M. on settlement date

F                                     10:00   A.M. on settlement date

G-H                                    2:00   P.M. on settlement date

I                                     4:45   P.M. on settlement date

J-K                                   5:00   P.M. on settlement date

                                      If a sale is to be settled more than one
                                      Business Day after the sale date,
                                      Settlement Procedures "A", "B" and "C"
                                      shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                                      If settlement of a Book-Entry Note is
                                      rescheduled or cancelled, Deutsche Bank
                                      will deliver to DTC, through DTC's
                                      Participant Terminal System, a
                                      cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:                    If Deutsche Bank fails to enter an SDFS
                                      deliver order with respect to a Book-Entry
                                      Note pursuant to Settlement Procedure "G",
                                      Deutsche Bank may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry
                                      Note to Deutsche Bank's participant
                                      account. DTC will process the withdrawal message, provided that Deutsche Bank's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                                      Security, the Trustee will cancel such
                                      Global Security in accordance with the
                                      Indenture and so advise the Company and
                                      will make appropriate entries in its
                                      records.  The CUSIP number assigned to
                                      such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                                      If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, Deutsche Bank will exchange such Book-Entry Note for two
                                      Global Securities, one of which shall
                                      represent such Book-Entry Notes and shall be cancelled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global
                                      Security and shall bear the CUSIP number of the surrendered Global Security.

                                      If the purchase price for any Book-Entry
                                      Note is not timely paid to the
                                      Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively. The Presenting Agent will notify the Company by telephone of such failure. Thereafter, Deutsche Bank will deliver the withdrawal message and take the related actions described in the preceding paragraph. Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, Deutsche Bank will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Deutsche Bank Not to Risk             Nothing herein shall be deemed to require
Funds:                                Deutsche Bank to risk or expend its own
                                      funds in connection with any payment to
                                      the Company, DTC, the Agent or the
                                      purchaser, it being understood by all
                                      parties that payment made by Deutsche Bank to the Company, DTC, the Agent or the purchaser shall be made only to the extent that funds are provided to Deutsche Bank for such purpose.

Authenticity of Signatures:           The Company will cause Deutsche Bank to
                                      furnish the Agent from time to time with the specimen signatures of each of Deutsche Bank's officers, employees or agents who have been authorized by Deutsche Bank to authenticate Book-Entry
                                      Notes, but the Agent will have no
                                      obligation or liability to the Company or Deutsche Bank in respect of the authenticity of the signature of any officer, employee or agent of the Company or Deutsche Bank on any Book-Entry Note.

Advertising Costs:                    The Company will determine with the Agent
                                      the amount of advertising that may be
                                      appropriate in soliciting offers to
                                      purchase the Book-Entry Notes.
                                      Advertising expenses will be paid by the Company.

Periodic Statements from              Periodically, Deutsche Bank will send to
Deutsche Bank:                        the Company a statement setting forth the
                                      principal amount of Book-Entry Notes
                                      outstanding as of that date and setting
                                      forth a brief description of any sales of Book-Entry Notes of which the Company has advised Deutsche Bank but which have not yet been settled.

                                                                      EXHIBIT B
                                  IDACORP, Inc.

                           Medium-Term Notes, Series A

                              Due from Nine Months
                        to Forty Years from Date of Issue

                                 TERMS AGREEMENT

IDACORP, Inc.
1221 W. Idaho St.
Boise, Idaho 83702-5627

Attention:

          Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "Agreement") dated November 12, 2002, between [Agent], and you, the undersigned agrees to purchase the following Notes of IDACORP, Inc.:

[Add additional terms as may be needed to identify Notes.]

Aggregate Principal Amount:  $

Issue Date:

Original Interest Accrual Date:

Interest Rate:

Maturity Date:

Interest Payment Dates:

Regular Record Dates:

Discount or Commission:                   %    of Principal Amount

Purchase Price:                           %    of Principal Amount [plus accrued
                                          interest from         , 20  ]

Settlement Date:

Price to Public:

Purchase Date and Time:

Place for Delivery of Notes and Payment Therefor:

Method of Payment:  [same day funds]

Redemption Provisions, if any:

Modification, if any, in the requirements to deliver the documents specified in Section 6(b) of the Agreement:

Period during which additional Notes may not be sold pursuant to Section 4(1) of the
Agreement:

Syndicate Provisions:
(Set forth any provisions relating to
underwriters' default and step-up of
amounts to be purchased.)

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                             [Purchaser]

                                             By:
                                                  ------------------------------

Accepted:

         IDACORP, Inc.

By:      ________________________
         Title:

                                                                     EXHIBIT C


          Pursuant to Section 5(e) of the Selling Agency Agreement, the accountants shall furnish a letter to the Agent to the effect that:

     (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC;

     (ii) In their opinion, the consolidated financial statements and consolidated financial statement schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations adopted by the SEC, and, if applicable, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the consolidated interim financial statements for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agent;

     (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included or incorporated by reference in the Prospectus and included or incorporated by reference in item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for the five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

     (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention that caused them to believe that:

          (A) the unaudited consolidated statements of income, consolidated statements of comprehensive income, consolidated balance sheets, consolidated statements of cash flows and consolidated statements of capitalization included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC;

          (B) any material modifications should be made to the unaudited consolidated financial statements described in (A), included or incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

          (C) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (except for shares of Idaho Power Company 4% preferred stock) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net assets or other items specified by the Agent, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur, for declarations of dividends, or which are described in such letter; and

          (D) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (C) there were any decreases in consolidated revenues, net income or earnings on common stock or other items specified by the Agent, or any increases in any items specified by the Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agent, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur, for declarations of dividends, or which are described in such letter; and

     (v) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agent which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agent or in documents incorporated by reference in the Prospectus specified by the Agent, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement, except as described in such letter.

     All references in this Exhibit C to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as amended or supplemented (including the documents incorporated by reference therein) in relation to the Notes for purposes of the letter delivered at the Closing Date for such Notes.

                                                                      EXHIBIT D


                                                                  _______, 2002


To the Agent referred to in the
Selling Agency Agreement
Relating to:

                   $300,000,000 Principal Amount of
                   Medium-Term Notes, Series A, of IDACORP, Inc.

Ladies and Gentlemen:

          With reference to the issuance and sale by IDACORP, Inc., an Idaho corporation (the "Company"), pursuant to the Selling Agency Agreement, dated ________, 2002 (the "Agency Agreement"), between the Company and you of up to $300,000,000 aggregate principal amount of Medium-Term Notes, Series A (the "Notes"), to be issued under the Company's Indenture for Senior Debt Securities, dated as of February 1, 2001, between the Company and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of February 1, 2001, between the Company and the Trustee (said Indenture for Senior Debt Securities, as so supplemented, being hereinafter called the "Indenture"), we advise you that we are counsel to the Company and in that capacity have reviewed or participated in the preparation of (1) the Indenture; (2) the registration statement (File No. 333-64737) and amendment no. 1 thereto relating to the Notes filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (said registration statement, as amended to the date of effectiveness, including the documents incorporated by reference therein as of such date pursuant to Item 12 of Form S-3 (the "Incorporated Documents") being hereinafter called the "Registration Statement"); (3) the prospectus, dated November 6, 1998 (the "Base Prospectus"), as supplemented by a prospectus supplement relating to the Notes, dated February 28, 2001 (the "Prospectus Supplement") (such prospectus, as so supplemented, including the incorporated documents, being hereinafter referred to as the "Prospectus"); and (4) the Agency Agreement. Terms not otherwise defined herein shall have the meanings given to them in the Agency Agreement.

          We have reviewed such corporate records, certificates and other documents as we have considered necessary or appropriate for purposes of this opinion.

          Upon the basis of such review, we are of the opinion that:

          (1) The Indenture has been duly authorized, executed and delivered by the Company, is a legal, valid and binding instrument enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (whether considered in a proceeding at law or in equity) and has been qualified under the Trust Indenture Act of 1939, as amended.

          (2) The Notes, when issued and paid for as contemplated in the Agency Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding at law or in equity).

          (3) The Agency Agreement has been duly authorized, executed and delivered by the Company.

          (4) The Registration Statement, as of its effective date, and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, complied as to form in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended, and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement is effective under the Act; and, to the best of our knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Act.

          (5) All regulatory consents and approvals required to be obtained by the Company from any governmental body or bodies in connection with the Company's issuance and sale of the Notes in the manner set forth in the Agency Agreement have been obtained and are in effect, it being understood that we express no opinion as to any consents or approvals required to be obtained, or other actions required to be taken, under the securities or blue sky laws of any jurisdiction.

          In passing upon the form of the Registration Statement and the form of the Base Prospectus, as supplemented by the Prospectus Supplement, we necessarily assume the correctness and completeness of the representations made to us and the statements made to us or included in the Registration Statement and the Base Prospectus, as supplemented by the Prospectus Supplement, by the Company and take no responsibility therefor. In the course of the preparation by the Company of the Registration Statement and the Base Prospectus, we had conferences with certain of its officers and representatives, with other counsel for the Company and with Deloitte & Touche LLP, the independent certified public accountants who examined certain of the financial statements included or incorporated by reference in the Registration Statement. Our examination of the Registration Statement and the Base Prospectus, as supplemented by the Prospectus Supplement, and our discussions in the above-mentioned conferences did not disclose to us any information which gives us reason to believe that, at the effective date, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing that has come to our attention in the course of our examination of the Registration Statement or the Prospectus or in our discussions in the above-mentioned conferences that has caused us to believe that the Prospectus, as of the date and time of the delivery of this letter, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus.

          We express no opinion as to the law of any jurisdiction other than the law of the State of New York and the federal laws of the United States. As to all matters of Idaho law and as to the matters set forth in paragraph 5 above, we have relied upon an opinion of even date herewith addressed to you by Robert
W. Stahman, Esq., General Counsel for the Company.


                                         Very truly yours,


                                         LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                                                      EXHIBIT E


                                                                _________, 2002


To the Agent referred to in the
Selling Agency Agreement
Relating to:

                   $300,000,000 Principal Amount of
                   Medium-Term Notes, Series A, of IDACORP, Inc.

Ladies and Gentlemen:

          In connection with the issuance and sale pursuant to the Selling Agency Agreement, dated __________, 2002 (the "Agency Agreement"), between IDACORP, Inc., an Idaho corporation (the "Company"), and you of up to $300,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series A (the "Notes"), to be issued under an Indenture for Senior Debt Securities, dated as of February 1, 2001, between the Company and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of February 1, 2001, between the Company and the Trustee (collectively, the "Indenture"), I am the Company's General Counsel, and I am familiar with its legal status and that of its property. I am also familiar with the registration statement (File No. 333-64737) and amendment no. 1 thereto filed under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (such registration statement as amended to the date of effectiveness, including the documents incorporated by reference therein as of such date pursuant to Item 12 of Form S-3 (the "Incorporated Documents") being hereinafter referred to as the "Registration Statement"), the prospectus, dated November 6, 1998 (the "Base Prospectus"), as supplemented by a prospectus supplement relating to the Notes, dated February 28, 2001 (the "Prospectus Supplement") (such prospectus, as so supplemented, including the incorporated documents, being hereinafter referred to as the "Prospectus") and the Agency Agreement. Terms not otherwise defined herein shall have the meanings given to them in the Agency Agreement.

          I have made such examination of corporate and other records and documents and of matters of law as in my opinion are necessary or desirable for the purpose of this opinion, and based thereon, I am of the opinion that:

          (1) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Idaho, and has full power and authority to own its properties and conduct its business in all material respects as described in the Prospectus as amended or supplemented;

          (2) To the best of my knowledge and other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate have a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries considered as a whole; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (3) The Agency Agreement has been duly authorized, executed and delivered by the Company;

          (4) The Notes, when issued and paid for as contemplated in the Agency Agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding at law or in equity); and the Notes and the Indenture conform to the descriptions thereof in the Prospectus as amended or supplemented;

          (5) The Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid and binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding at law or in equity).

          (6) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and the Agency Agreement with respect to the Notes and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation, as amended or By-laws, as amended, of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

          (7) The Registration Statement, as of its effective date, and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, complied as to form in all material respects with the requirements of the Act and the Securities Exchange Act of 1934, as amended, and the applicable instructions, rules and regulations of the Securities and Exchange Commission thereunder; the Registration Statement is effective under the Act; and, to the best of my knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Act; and

          (8) All regulatory consents and approvals required to be obtained by the Company from any governmental body or bodies in connection with the Company's issuance and sale of the Notes in the manner set forth in the Agency Agreement have been obtained and are in effect, it being understood that I express no opinion as to any consents or approvals required to be obtained, or other actions required to be taken, under state securities or Blue Sky laws of any jurisdiction.

          I have no reason to believe that the Registration Statement, at the effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus

Supplement, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that I express no opinion or belief as to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus. Also, nothing that has come to my attention in the course of my examination of the Registration Statement or the Prospectus that has caused me to believe that the Prospectus, as of the date and time of the delivery of this letter, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                                 Very truly yours,


                                                 Robert W. Stahman



                                      E-3